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Exhibit 16

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

May 3, 2002

Ladies and Gentlemen:

We have read Item 4 included in the Form 8-K dated May 3, 2002, of Marriott International, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

                   /s/ Arthur Andersen LLP
                   -----------------------
                   ARTHUR ANDERSEN LLP


Cc:     Arne M. Sorenson
        Executive Vice President and Chief Financial Officer
        Marriott International, Inc.